UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 23, 2004

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures
EXHIBIT INDEX
EX-99.1 PRESS RELEASE DATED NOVEMBER 30,2004

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On November 30, 2004, Carmike Cinemas, Inc. (“Carmike”) issued a press release announcing that it received a notice, dated November 23, 2004, from the Nasdaq Listing Qualifications staff (the “Staff”) indicating that because The Nasdaq Stock Market, Inc. (“Nasdaq”) had not received Carmike’s Form 10-Q for the third quarter ended September 30, 2004, Carmike is no longer in compliance with Nasdaq Marketplace Rule 4310(c)(14). As a result, Carmike’s securities are subject to delisting from the Nasdaq Stock Market at the opening of business on December 2, 2004 unless Carmike requests a hearing in accordance with Nasdaq’s Marketplace Rule 4800 Series. Carmike plans to appeal the Staff’s determination and has requested a hearing by a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the Nasdaq Marketplace Rules 4800 Series. Carmike’s securities will remain listed pending the result of such appeal. There can be no assurance that the Panel will grant Carmike’s request for continued listing.

In addition, as a result of Carmike’s filing delinquency, a fifth character, “E”, has been appended to its trading symbol; accordingly, Carmike’s trading symbol has changed from CKEC to CKECE. A copy of the Press Release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 3.01 by reference. As previously announced, Carmike is continuing its ongoing evaluation of lease accounting issues arising in prior years. Carmike is working with its current independent auditors as well as its independent auditors for years prior to fiscal 2003 to resolve these issues as quickly as possible.

Item 9.01.	Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit 99.1 Press release issued by Carmike Cinemas, Inc. on November 30, 2004.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: November 30, 2004	By:	/s/ Martin A. Durant
Martin A. Durant
Senior Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Carmike Cinemas, Inc. on November 30, 2004.